UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2012

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 14, 2012, Martin Marietta Materials, Inc. (“Martin Marietta”) sent a letter to Vulcan Materials Company (“Vulcan”) formally withdrawing the nominations of each of Martin Marietta’s director nominees and alternate nominees for election to Vulcan’s Board at Vulcan’s 2012 Annual Meeting.  In addition, Martin Marietta shut down its “aggregatesleader.com” website and closed the telephone numbers and websites whereby Vulcan shareholders could vote for Martin Marietta’s nominees by Internet and telephone.  Martin Marietta also issued a press release stating, in part, that “as required by the Court of Chancery’s order, Martin Marietta is, among other things, terminating its exchange offer and withdrawing its related registration statement, withdrawing its Hart-Scott Rodino Act filing in connection with its exchange offer, and withdrawing its nominees for election at the Vulcan 2012 annual meeting and terminating the related solicitation of proxies. Any ‘BLUE’ proxy cards and ‘BLUE’ voting instruction forms that were previously circulated and have or may be received will not be effective, will not be voted by Martin Marietta at the Vulcan 2012 annual meeting and will be discarded.”

Accordingly, Vulcan shareholders will need to sign, date and return the WHITE proxy cards and voting instruction forms from Vulcan (or vote by Internet or telephone as directed on the WHITE proxy cards and instruction forms) if they wish to have their shares voted by proxy at the 2012 Annual Meeting to be held on June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 15, 2012	By:	/s/ Robert A. Wason IV
		Name:	Robert A. Wason IV
		Title:	Senior Vice President & General Counsel